FINAL--3/4/98

CONTACT:                                        CONTACT:

MARY MOORE BAILEY                           LORI LAWRENSON
Manager, Public Relations                   Manager, Investor Relations
Advanced Radio Telecom                         Advanced Radio Telecom
(425) 990-1617                                 (425) 990-1620

                ART ANNOUNCES BROADBAND DATA SERVICES STRATEGY
                             REPORTS 1997 RESULTS

BELLEVUE, WA., (MARCH 4, 1998) -- Advanced Radio Telecom Corp. (ART) (NASDAQ:ARTT) today announced a new strategy to become the leading provider of broadband data services to the vast number of businesses that are without fiber connectivity. ART's broadband data services strategy is based on the critical need of businesses for high-speed data connectivity -- affecting the largest companies down to the smallest entrepreneurs. With its current nationwide spectrum footprint covering 210 markets, its fixed wireless expertise and planned data network, the Company will provide broadband access to the customer premise, eliminating the bottleneck currently encountered by businesses who are dependent upon the legacy telecommunications network.

"Our new strategy is the result of a four month in-depth assessment in which we enlisted the assistance of primarily The Boston Consulting Group and also Technology Solutions Company," said Henry C. Hirsch, president, chairman and
CEO of ART.   "We focused on how we could leverage our strengths and ART's existing asset base such that the company would be positioned to play a very
significant role in the future of communications on a global basis.   Our new
strategy capitalizes upon our management expertise, our national spectrum footprint and our leading knowledge and hands-on experience with fixed wireless technology. One of the most attractive aspects of our strategy is that it is totally scaleable in nature, which will allow us to better manage the capital required as we roll out our national network. Given the direction of the market and anticipated near term technological advancements, our goal is to utilize our fixed wireless capability in conjunction with other technologies to deliver the competitive and productivity benefits of broadband data communications to mainstream business. This strategy is without doubt "right for the times" and an extremely exciting prospect for ART as a company."

The data services market is currently growing at a rate more than five times that of voice telephony. Industry sources estimate that data traffic revenues will increase by a 20% to 40% CAGR over the next five years, reaching some $40 billion by the year 2001.

Fiber-optics is the primary transmission medium for broadband connectivity. Of the estimated 750,000 commercial buildings in the United States, 97% is not served by fiber. Businesses are at a competitive disadvantage in today's information-critical world and unable to realize the productivity gains available unless they have access to broadband technology. These businesses, including many data-intensive high technology companies, represent an enormously under-served market.

Over the next five years, ART intends to employ its spectrum footprint in the construction of broadband metropolitan area networks in the top 100 U.S. markets. ART will initiate its network plan in Seattle and Washington, DC, starting in the second quarter of 1998. As the broadband metropolitan area networks are placed in service, the Company expects to interconnect them to form a national network. This approach should work equally as well for ART's international markets, where it currently has spectrum in the United Kingdom and Scandinavia, covering over 77 million pops.

ART's broadband data networks will be unique in that they will be fully packetized to the customer premise using the latest available technologies, including Asynchronous Transfer Mode (ATM), Internet Protocol (IP), Ethernet and Frame Relay. Using its fixed wireless networks, ART is able to reach customers far more economically and much more quickly than the fiber alternative.

ART anticipates offering the following services to business customers over its broadband data networks: Internet services, private and virtual private networks, extranets, intranets, and ultimately, IP telephony and fax, video on demand, service based video, video-conferencing, and other emerging high value-added services. It is expected ART will reach its customers through a number of sales channels, including strategic marketing relationships, reciprocal resale agreements, and direct and indirect sales efforts.

To execute the new strategy, ART has assembled a management team with broad communications expertise. Henry C. Hirsch, chairman, president and CEO, was formerly CEO of Williams Communications Group and president of Williams
Telecommunication Systems (WilTel).   William J. Maxwell, executive vice
president strategic planning, marketing and sales, previously served as executive vice president of ICG Communications and president of ICG Telecom Group.

George R. Olexa, senior vice president and CTO, was formerly executive vice president of engineering, Dial Call Communications, Inc. and the architect of the Air Touch cellular networks in major cities and Europe. They join founder Vernon L. Fotheringham, vice chairman and Thomas A. Grina, executive vice president and chief financial officer.

"Given the scope of this strategy and our intent to implement broadband metropolitan networks, having a team that knows how to execute is the first imperative. We've assembled a top-notch, experienced executive team at ART that can do that and much more. We've all been involved in this process successfully in past positions," said Hirsch.



1997 FINANCIAL RESULTS

Total revenues for the quarter ended December 31, 1997, were $230,360 compared with $2.8 million for the same period last year which included $2.7 million of non-recurring sales and construction revenue for radio links installed for others. Total revenues for the twelve months ended December 31, 1997, were $1.1 million, compared to $2.9 million for last year.

The net loss for the quarter ended December 31, 1997, was $23.6 million, or $1.12 per share, compared to $10.3 million, or $.92 per share, for the fourth quarter 1996 and $13.0 million, or $.66 per share, for the third quarter of this year. Included in the current period's net loss is a non-cash charge of approximately $7.1 million for the portion of the radio equipment not expected to be part of the expanded broadband data network, and a non-recurring charge of $1.4 million for executive compensation. The net loss for 1997 was $61.7 million, or $3.23 per share compared to $30.7 million, or $3.97 per share for 1996. The increase in the number of weighted average outstanding shares for the periods reflects the company's acquisition of substantial spectrum in February, 1997.

During the fourth quarter, the Company curtailed its market buildout and site acquisition activity pending a comprehensive assessment of its business strategy.

Financials and illustrations by FAX are attached.

Further information is available on ART's Website located at WWW.ARTELECOM.COM.

This news release contains forward looking statements. Forward looking statements are not guarantees of future performance. Known and unknown risks, uncertainties, and other factors including, without limitation, financial resources and capital requirements, customer demand, technological risks, management of growth, competition and government regulation may cause actual results to differ materially from the future results implied or expressed in the forward looking statements. Additional information about the most significant of such factors is set forth in the Company's 1996 Annual Report on Form 10-K.

                         Advanced Radio Telecom Corp.
                     Condensed Consolidated Balance Sheet
                                  (unaudited)
                              As of December 31,


                                                         1997              1996
                                                         ----              ----

                                       ASSETS
Current assets                                      $  45,207,489      $   3,990,791
Property and equipment, net                            25,294,946         19,303,849
FCC licenses, net                                     131,210,102          4,330,906
Other assets                                           30,847,212          9,023,155
                                                    -------------       ------------

     Total assets                                   $ 232,559,749      $  36,648,701




LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                 $  19,598,667      $  13,614,696
Long term debt, net of current portion                106,823,103          3,084,085
Other liabilities                                      29,880,916
                                                    -------------       ------------

     Total liabilities                                156,302,686         16,698,781
                                                                        ------------

Stockholders' equity                                   76,257,063         19,949,920
                                                    -------------       ------------

     Total liabilities and stockholders' equity     $ 232,559,749      $  36,648,701

                         Advanced Radio Telecom Corp.
                     Consolidated Statement of Operations
                        For the Year Ended December 31,
                                  (unaudited)


REVENUES:                                                                    1997                            1996
                                                                        -------------                 ----------------
Service revenue                                                        $      708,883                  $       247,116
Equipment sales and construction revenue                                      396,970                        2,660,811
                                                                       --------------                  ---------------
         Total revenue                                                      1,105,853                        2,907,927
                                                                       --------------                  ---------------

COSTS and EXPENSES:

Technical and network operations                                            7,252,512                        3,402,948
Cost of equipment sales and construction                                      254,444                        1,590,779
Sales and marketing                                                        13,469,898                        5,548,584
General and administrative                                                 12,789,866                       12,896,134
Research and development                                                      421,236                        1,269,579
Equipment impairment                                                        7,166,720
Depreciation and amortization                                               6,018,172                        1,017,959
                                                                       --------------                  ---------------
         Total operating costs and expenses                                47,372,848                       25,725,983
                                                                       --------------                  ---------------

Operating loss                                                            (46,266,995)                     (22,818,056)

Interest expense                                                           18,931,303                        1,695,489
Financing commitment expense                                                2,699,881                        3,687,644
Other                                                                                                        1,248,000
Interest income                                                            (4,814,004)                        (118,882)
                                                                       --------------                  ---------------

         Loss before income taxes and extraordinary item                  (63,084,175)                     (29,330,307)

Deferred income taxes                                                       1,355,249
                                                                       --------------                  ---------------
         Loss before extraordinary item                                   (61,728,926)                     (29,330,307)
Extraordinary loss on early debt retirement                                         -                       (1,339,996)
         Net loss                                                      $  (61,728,926)                 $   (30,670,303)
                                                                       ==============                  ===============

Loss per common share before extraordinary item                        $        (3.23)                 $         (3.80)
Extraordinary loss per common share                                                 -                            (0.17)
                                                                       --------------                  ---------------
Net loss per common share                                              $        (3.23)                 $         (3.97)
                                                                       ==============                  ===============

Weighted average common shares                                             19,083,304                        7,717,755
                                                                       ==============                  ===============

                         Advanced Radio Telecom Corp.
                     Consolidated Statement of Operations
                    For the Three Months Ended December 31,
                                  (unaudited)

                                                             1997                        1996
                                                             ----                        -----

REVENUES:
Service revenue                                        $      190,360               $      122,103
Equipment sales and construction revenue                       40,000                     2,660,811
     Total revenue                                            230,360                     2,782,914
                                                       --------------               ---------------


COSTS and EXPENSES:

Technical and network operations                            3,495,266                     1,108,775
Cost of equipment sales and construction                       40,045                     1,590,779
Sales and marketing                                         3,136,152                     1,656,103
General and administrative                                  4,009,403                     2,335,736
Research and development                                      207,959                       603,173
Equipment impairment                                        7,166,720
Depreciation and amortization                               1,616,938                       513,497
                                                       --------------               ---------------
     Total operating costs and expenses                    19,672,483                     7,808,063
                                                       --------------               ---------------

Operating loss                                            (19,442,123)                   (5,025,149)

Interest expense                                            4,995,800                       298,546
Financing commitment expense                                                              3,687,644
Interest income                                              (967,822)                      (59,409)
                                                       --------------               ---------------

     Loss before income taxes and extraordinary item      (23,470,101)                   (8,951,930)

Deferred income taxes                                        (104,774)                           -
                                                       --------------               ---------------

     Loss before extraordinary item                       (23,574,875)                   (8,951,930)

Extraordinary loss on early debt retirement                         -                    (1,339,996)

     Net loss                                          $  (23,574,875)              $   (10,291,926)
                                                       ==============               ===============


Loss per common share before extraordinary item        $        (1.12)              $         (0.80)
Extraordinary loss per common share                                 -                         (0.12)
                                                       --------------               ---------------
Net loss per common share                              $        (1.12)              $         (0.92)

Weighted average common shares                             20,998,484                    11,129,142
                                                       ==============               ===============

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                               [GRAPHIC OMITTED]

                  ART NATIONAL BROADBAND DATA NETWORK EXAMPLE




                               [GRAPHIC OMITTED]

                  ART BROADBAND METROPOLITAN NETWORK EXAMPLE


                   ART METROPOLITAN SWITCHING CENTER EXAMPLE

                                      ###



End of Advanced Radio Teleccom Release